Exhibit 99.1

FOR IMMEDIATE RELEASE

Michael J. Schall, Chief Financial Officer, (650) 849-1600

Mary C. Jensen, Director of Investor Relations, (650) 849-1656

Essex Announces Second Quarter 2003 Results

6.8% Decrease in FFO Per Share

Palo Alto, California-July 30, 2003-Essex Property Trust, Inc. (NYSE:ESS), a Real Estate Investment Trust (REIT) with apartment communities located in targeted West Coast markets, today reported operating results for the second quarter 2003.

Net Income for the quarter ended June 30, 2003 totaled $10.7 million, or $0.50 per diluted share, as compared with $21.4 million, or $1.14 per diluted share for the quarter ended June 30, 2002. Comparative results for the quarter ended June 30, 2003 were impacted by gains from asset sales of $9.5 million, or $0.50 per share, which were reported for the period ended June 30, 2002.

Funds From Operations (FFO) for the quarter ended June 30, 2003 amounted to $25.6 million, or $1.09 per diluted share, compared to $24.7 million, or $1.17 per diluted share, for the quarter ended June 30, 2002, representing a 3.7 percent increase in FFO and a 6.8 percent reduction in FFO per share. FFO was negatively impacted by a $1,596,000 decrease in miscellaneous non-recurring income, which decreased from $1,880,000, or $0.09 per diluted share in the quarter ended June 30, 2002 to $284,000 or $0.01 per diluted share in the quarter ended June 30, 2003.

FFO is a supplemental financial measurement used by real estate investment trusts to measure and compare operating performance. A reconciliation of FFO to net income (the most directly comparable GAAP measure) is included in the financial data accompanying this press release. For a more comprehensive definition of FFO please refer to the last page of this press release.

The Company's financial results are summarized as follows:

                                         Quarter Ended June 30,
                              ---------------------------------------------
                                                                 Percent
                                    2003             2002         Change
                              ---------------------------------------------
                            (Dollars in thousands, except per share amounts)

Revenues                     $     58,447      $    50,983            14.6%
Net Income                   $     10,650      $    21,358           -50.1%
Funds From Operations (FFO)  $     25,581      $    24,672             3.7%
Per Diluted Share:
  Net Income Per Share       $      0.50       $     1.14            -56.1%
  FFO Per Share              $      1.09       $     1.17             -6.8%

Portfolio Composition

The following table compares Essex's regional concentrations for its multifamily portfolio as of June 30, 2003 and June 30, 2002.

                                 As of                   As of
                               June 30, 2003           June 30, 2002
                        ------------------------------------------------
                              Number of               Number of
                           Apartment Homes    %    Apartment Homes    %
                        ------------------------------------------------
Southern California          14,810        59        10,302        52
San Francisco Bay Area        4,293        17         4,023        20
Seattle Metro. Area           4,073        16         4,073        21
Portland Metro. Area          1,371         6         1,371         7
Other                           578         2           -           -
                         ------------------------------------------------
Total                        25,125        100       19,769        100
                         ================================================

Property Operations

The following operating results omit properties in development or lease-up, properties owned less than a year, and properties that are accounted for under the equity method of accounting.

A breakdown of the same-property net operating income results compared to the quarter ended June 30, 2002 for Essex's multifamily properties is as follows:

                          Quarter Ended June 30, 2003

                                                 Net
                                   Operating  Operating
                        Revenues   Expenses    Income
                       ---------------------------------
Southern California         4.1%      4.3%        3.9%
San Francisco Bay Area     -7.9%      6.5%      -12.6%
Pacific Northwest          -3.3%      7.0%       -8.4%
                       ---------------------------------
Same-Property Average      -1.9%      5.7%       -4.9%
                       =================================

A breakdown of the same-property financial occupancies for Essex's multifamily properties is as follows:

                              For the Quarters Ended

                        06/30/2003  03/31/2002  06/30/2002
                       ------------------------------------
Southern California       95.9%       95.2%       94.4%
San Francisco Bay Area    95.3%       95.8%       95.1%
Pacific Northwest         95.2%       94.5%       93.0%
                       ------------------------------------
Same-Property Average     95.5%       95.2%       94.3%
                       ====================================

A breakdown of same-property concessions for Essex's multifamily properties is as follows:

                               For the Quarters Ended
                                  (in thousands)

                         06/30/2003   03/31/2003   6/30/2002
                        ------------ ------------ ------------
Southern California    $   188.5    $   125.3    $   287.5
San Francisco Bay Area     172.3        176.6        333.4
Pacific Northwest          366.1        297.1        368.5
                        ------------ ------------ ------------
Same-Property Average  $   726.9    $   599.0    $   989.4
                        ============ ============ ============

Total concessions, for the Company's consolidated portfolio, increased to $925,800 for the quarter ended June 30, 2003, as compared to $801,800 for the quarter ended March 31, 2003. Total concessions for the quarter ended June 30, 2002 were $1,063,900.

The following is the sequential percentage change in same-property revenues for the quarter ended June 30, 2003 versus the quarter ended March 31, 2003:

                        Revenues
                       -----------
Southern California        0.4%
San Francisco Bay Area    -2.4%
Pacific Northwest         -1.0%
                       -----------
Same-Property Average     -0.9%
                       ===========

Same-property operating expenses increased 5.7 percent in the quarter ended June 30, 2003, compared to the quarter ended June 30, 2002. The Company expects same-property operating expenses for the year to increase in the range of 2.5 to 3.5 percent as previously disclosed.

Development

As of June 30, 2003, the Company had ownership interests in development communities, which have a combined estimated construction cost of approximately $122.2 million. These projects exclude development projects owned by the Essex Apartment Value Fund, L.P., which are described in the following section.

  The San Marcos (formerly Vista del Mar) - The Company has completed construction at its 312-unit apartment community located in Richmond, California. As of June 30, 2003, the property was 72 percent leased and 62 percent occupied. Aggressive leasing initiatives continue with stabilization anticipated in September of this year.
  San Marcos (phase II) - During the quarter construction began on an additional 120 units, which are located directly adjacent to the first phase. The cost of the additional units is estimated at $23.9 million, and stabilization is anticipated in the fourth quarter of 2004.
  Hidden Valley-Parker Ranch - Construction continues on the Company's 324-unit multifamily community located in Simi Valley, California. Initial occupancy is expected to take place during the fourth quarter of 2003. The Company has a 75 percent ownership interest in this development project.

Redevelopment

The Company defines redevelopment communities as existing properties owned or recently acquired which have been targeted for investment by the Company with the expectation of increased financial returns through property improvement. Redevelopment communities typically have apartment units that are not available for rent and, as a result, may have less than stabilized operations.

  Hillcrest Park II - The second phase of redevelopment commenced in the beginning of the second quarter on the Company's 608-unit apartment community located in Newbury Park, California. The Company plans to spend $3.4 million on upgrading common area amenities, such as renovating two existing clubhouses and building one new clubhouse - renovating two pools, removing four others and replacing them with tennis courts. The third and final phase of the redevelopment plan is being considered, upon approval, to add 60 new units on the premises.

Financing

Subsequent to the quarter end the Company expanded its existing $165 million unsecured revolving credit facility to $185 million. No other terms of this facility were revised.

Essex Apartment Value Fund, L.P.

The Fund was organized to add value through rental growth and asset appreciation and to utilize the Company's development, redevelopment and asset management capabilities.

The Fund completed its final closing on February 15, 2002 with total equity commitments of approximately $250 million. An affiliate of the Company, Essex VFGP, L.P. ("VFGP"), is the Fund's one percent general partner and is a 20.4 percent limited partner. Essex Portfolio, L.P. (the "Operating Partnership") owns a 99 percent limited partnership interest in VFGP. Currently, the Fund is approximately 90 percent invested.

On April 11, 2003 the Fund obtained a non-recourse mortgage on Ocean Villas, a 119-unit apartment community located in Oxnard, California, in the amount of $10.0 million with a 5.42% fixed interest rate for a 9-year term and a 1-year floating/prepayment window.

On May 1, 2003 the Fund purchased Huntington Villas, a 400-unit apartment community located in Huntington Beach, California, for a contract price of approximately $58.2 million. In connection with this transaction the Fund obtained a non-recourse mortgage in the amount of $39.9 million, with a 4.64% fixed interest rate, which matures in May 2010.

On May 1, 2003 the Fund purchased three multifamily properties comprised of 288 apartment homes located in San Dimas, California. The Villas at San Dimas Canyon, 156-unit apartment community, was purchased for a contract price of $20.0 million. In connection with this transaction the Fund obtained a non- recourse mortgage in the amount of $13.0 million with a 4.67% fixed interest rate, which matures in May 2010. The Villas at San Bonita, a 102-unit apartment community, was purchased for a contract price of $12.7 million. In connection with this transaction the Fund obtained a non-recourse mortgage in the amount of $8.3 million with a 4.67% fixed interest rate, which matures in May 2010. The Villas, a 30-unit apartment community, was purchased for a contract price of $3.9 million and is not encumbered by a mortgage.

On May 29, 2003 the Fund purchased Villa Venetia Apartments, a 468-unit apartment community located in Costa Mesa, California, for a contract price of $74.0 million. In connection with this transaction the Fund obtained a non- recourse mortgage in the amount of $54.0 million with a 4.58% fixed interest rate for a 9-year term and a 1-year floating/prepayment window.

The Fund began redevelopment on the 174-unit apartment community located in La Mirada, California, which was purchased by the Essex Apartment Value Fund ("The Fund") in 2001. Redevelopment costs are expected to total approximately $3.5 million. Part of the redevelopment activities entails interior upgrades to the units, which will be completed during the normal course of apartment turnover.

On July 14, 2003, the Fund acquired an ownership interest in Coronado North and South, located in Newport Beach, California, for approximately $33.7 million from an unrelated co-investment partner.

Other Company Information

Essex's total market capitalization at June 30, 2003 was approximately $2.4 billion. The Company's mortgage notes payable had an average maturity of 8.6 years and an average interest rate of 6.5 percent. As of June 30, 2003, the Company's debt-to-total-market-capitalization ratio was 34.7 percent and interest coverage before minority interest for the second quarter of 2003 was 3.7 times EBITDA.

During the quarter, the Company's Board of Directors increased its regular quarterly cash dividend to $0.78 per common share or $3.12 per common share on an annualized basis. The dividend was payable on July 15, 2003 to shareholders of record as of June 30, 2003.

The Company is narrowing its previously stated guidance ($4.33 to $4.45) for estimated FFO per diluted share to $4.28 to $4.34 per share for calendar year 2003.

Conference Call with Management

The Company will host an earnings conference call with management, which is scheduled for Thursday, July 31, 2003, at 11:00 a.m. PDT - 2:00 p.m. EDT. The call will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (800) 231-9012 - a passcode is not required. A replay of the call is also available via the Internet for two weeks following the live call, and can be accessed through the company's website at www.essexpropertytrust.com.

If you are unable to access the information via the Company's Web site, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 849-1600.

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast communities. Essex currently has ownership interests in 118 multifamily properties (25,125 units), and has 1,368 units in various stages of development. Additional information about Essex can be found on the Company's web site at www.essexpropertytrust.com. If you would like to receive future press releases via e-mail-please send a request to investors@essexpropertytrust.com

Funds from Operations

Funds from Operations, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains/ losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of FFO.

(Dollars in thousands)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward- looking statements include statements regarding FFO per diluted share estimates, expected same-property operating expenses, our portfolio allocations, anticipated timing of completion and stabilization of property developments and redevelopments, future leasing activities, regarding future construction costs, and estimated values of properties. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). The Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2002.

###

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Results                                                      Three Months Ended                 Six Months Ended
(Dollars in thousands, except per share amounts)                           June 30,                           June 30,
------------------------------------------------------------------------------ ----------------  ---------------- ----------------
                                                                    2003             2002              2003             2002
                                                              ---------------- ----------------  ---------------- ----------------

Revenues:
  Rental                                                      $        53,538  $        41,769   $       107,700  $        83,888
  Other property                                                        1,743            1,396             3,477            2,712
                                                              ---------------- ----------------  ---------------- ----------------
    Total property revenues                                            55,281           43,165           111,177           86,600
  Interest and other                                                    3,166            7,818             6,265           13,795
                                                              ---------------- ----------------  ---------------- ----------------
                                                                       58,447           50,983           117,442          100,395
                                                              ---------------- ----------------  ---------------- ----------------
Expenses:
  Property operating                                                   17,954           11,995            36,401           24,576
  Depreciation and amortization                                        11,556            9,114            23,165           18,100
  Interest                                                             10,531            8,652            21,330           17,441
  Amortization of deferred financing costs                                318              147               492              295
  General and administrative                                            1,692            1,565             3,530            3,265
                                                              ---------------- ----------------  ---------------- ----------------
    Total expenses                                                     42,051           31,473            84,918           63,677
                                                              ---------------- ----------------  ---------------- ----------------
Income from continuing operations before minority interests
  and discontinued operations                                          16,396           19,510            32,524           36,718

Minority interests                                                     (5,746)          (6,285)          (11,643)         (12,349)
                                                              ---------------- ----------------  ---------------- ----------------
Income from continuing operations                                      10,650           13,225            20,881           24,369

Discontinued operations (net of minority interests):
  Operating income from real estate sold                                   --               69                --              225
  Gain on sale of real estate                                              --            8,064                --            8,061
                                                              ---------------- ----------------  ---------------- ----------------
Net income available to common stockholders                   $        10,650  $        21,358   $        20,881  $        32,655
                                                              ================ ================  ================ ================

Net income per share - basic                                  $          0.51  $          1.15   $          0.99  $          1.76
                                                              ================ ================  ================ ================
Net income per share - diluted                                $          0.50  $          1.14   $          0.98  $          1.75
                                                              ================ ================  ================ ================

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Results
Selected Line Item Detail                                                Three Months Ended                 Six Months Ended
(Dollars in thousands)                                                       June 30,                           June 30,
---------------------------------------------------------------------------------- ----------------  ---------------- ----------------
                                                                        2003             2002              2003             2002
                                                                  ---------------- ----------------  ---------------- ----------------
Interest and other
  Interest income                                                 $           237  $         1,159   $           462  $         2,927
  Equity income in co-investments                                           1,809            2,798             3,610            5,300
  Fee income                                                                  836              592             1,667            1,611
  Gain on sale of co-investment activities, net                                 --           1,389                 --           1,389
  Miscellaneous - non-recurring                                               284            1,880               526            2,568
                                                                  ---------------- ----------------  ---------------- ----------------
    Interest and other                                            $         3,166  $         7,818   $         6,265  $        13,795
                                                                  ================ ================  ================ ================
Property operating expenses
  Maintenance and repairs                                         $         4,063  $         2,356   $         7,936  $         5,165
  Real estate taxes                                                         4,361            3,119             8,737            6,269
  Utilities                                                                 3,075            2,253             5,712            4,284
  Administrative                                                            4,588            3,045            10,573            6,671
  Advertising                                                               1,002              732             1,862            1,354
  Insurance                                                                   865              490             1,581              833
                                                                  ---------------- ----------------  ---------------- ----------------
    Property operating expenses                                   $        17,954  $        11,995   $        36,401  $        24,576
                                                                  ================ ================  ================ ================
General and administrative
  Total general and administrative                                $         3,228  $         3,207   $         6,482  $         6,631
  Allocated to property operating expense - administrative                   (684)            (598)           (1,354)          (1,181)
  Allocated to Essex Management Corporation                                  (692)            (708)           (1,292)          (1,478)
  Capitalized and incremental to real estate under development               (160)            (336)             (306)            (707)
                                                                  ---------------- ----------------  ---------------- ----------------
    Net general and administrative                                $         1,692  $         1,565   $         3,530  $         3,265
                                                                  ================ ================  ================ ================
Minority interests
  Limited partners of Essex Portfolio, L.P.                       $         1,139  $         1,620   $         2,250  $         2,993
  Perpetual preferred distributions                                         4,580            4,580             9,160            9,159
  Series Z incentive units                                                      --              39               175              119
  Third party ownership interests                                              27               46                58               78
                                                                  ---------------- ----------------  ---------------- ----------------
    Minority interests                                            $         5,746  $         6,285   $        11,643  $        12,349
                                                                  ================ ================  ================ ================

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Funds From Operations                                                Three Months Ended                Six Months Ended
(Dollars in thousands, except per share amounts)                         June 30,                          June 30,
--------------------------------------------------------------------------- ---------------- ---------------- ----------------
                                                                 2003             2002             2003             2002
                                                           ---------------- ---------------- ---------------- ----------------
Funds From Operations

Income from continuing operations before
  minority interests and discontinued operations           $        16,396  $        19,510  $        32,524  $        36,718
Adjustments:
  Gain on sale of co-investment activities, net                         --           (1,389)              --           (1,389)
  Depreciation and amortization                                     11,556            9,114           23,165           18,100
  Depr. and amort. - unconsolidated co-investments                   2,236            1,891            4,408            3,722
  Minority interests                                                (4,607)          (4,618)          (9,218)          (9,209)
  Income from discontinued operations                                   --               69               --              225
  Depreciation - discontinued operations                                --               95               --              191
                                                           ---------------- ---------------- ---------------- ----------------
    Funds from operations                                  $        25,581  $        24,672  $        50,879  $        48,358
                                                           ================ ================ ================ ================

Components of the change in FFO

Same property NOI                                          $        (1,450)                  $        (2,989)
Non-same property NOI                                                7,607                            15,741
Income and depreciation from discontinued operations                  (164)                             (416)
Other - corporate and unconsolidated co-investments                 (2,918)                           (5,455)
Interest expense and amortization of deferred financing             (2,050)                           (4,086)
General and administrative                                            (127)                             (265)
Minority interests                                                      11                                (9)
                                                           ----------------                  ----------------
    Funds from operations                                  $           909                   $         2,521
                                                           ================                  ================
Funds from Operations Per Share - Diluted                  $          1.09  $          1.17  $          2.16  $          2.30
                                                           ================ ================ ================ ================
    Percentage Increase                                               -6.8%                             -6.1%
                                                           ================                  ================

Weighted average number of shares outstanding diluted (1)       23,558,314       21,115,264       23,511,388       21,046,919
                                                           ================ ================ ================ ================

(1) Assumes conversion of all outstanding operating partnership interests in the Operating Partnership into shares of the Company's common stock.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Balance Sheet
(Dollars in thousands)
                                                           June 30, 2003     December 31, 2002
--------------------------------------------------------------------------- -------------------
Real Estate:
  Land and land improvements                            $          392,041  $          368,712
  Buildings and improvements                                     1,208,843           1,147,244
                                                        ------------------- -------------------
                                                                 1,600,884           1,515,956
  Less:  accumulated depreciation                                 (214,993)           (191,821)
                                                        ------------------- -------------------
                                                                 1,385,891           1,324,135
  Investments                                                       68,642              61,212
  Real estate under development                                     88,831             143,756
                                                        ------------------- -------------------
                                                                 1,543,364           1,529,103
Cash and cash equivalents                                           17,933              17,827
Other assets                                                        71,166              66,532
Deferred charges, net                                                5,757               6,272
                                                        ------------------- -------------------
    Total assets                                        $        1,638,220  $        1,619,734
                                                        =================== ===================

Mortgage notes payable                                  $          662,712  $          677,563
Lines of credit                                                    165,000             126,500
Other liabilities                                                   62,144              61,827
                                                        ------------------- -------------------
                                                                   889,856             865,890
Minority interests                                                 264,189             262,530

Stockholders' Equity:
  Convertible preferred stock                                           --                  --
  Common stock                                                           2                   2
  Cumulative redeemable preferred stock                                 --                  --
  Additional paid-in-capital                                       539,914             535,125
  Distributions in excess of accumulated earnings                  (55,741)            (43,813)
                                                        ------------------- -------------------
    Total liabilities and stockholders' equity          $        1,638,220  $        1,619,734
                                                        =================== ===================

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Debt Summary - June 30, 2003
(Dollars in thousands)

                                                  Percentage of                Weighted          Weighted
                                                    Total       Balance         Average       Average Maturity
                                                     Debt      Outstanding  Interest Rate (1)    In Years
                                                  ----------  ------------- ----------------  --------------
Mortgage notes payable
  Fixed rate - secured                                   72% $     596,650              6.9%            7.4
  Tax exempt variable (2)                                 8%        66,062              2.7%           21.7
                                                             -------------- ----------------  --------------
    Total mortgage notes payable                                   662,712              6.5%            8.6
                                                                                              ==============
Lines of credit (3)                                      20%       165,000              2.5%
                                                  ---------- -------------- ----------------
    Total debt                                          100% $     827,712              5.7%
                                                  ========== ============== ================

                        Scheduled principal payments (excludes lines of credit)

                                                     2003    $       3,315
                                                     2004            7,901
                                                     2005           41,003
                                                     2006           20,397
                                                     2007           63,130
                                                  Thereafter       526,966
                                                             --------------
                                                    Total    $     662,712
                                                             ==============

Interest expense coverage is 3.7 times earnings before gain, interest, taxes, depreciation and amortization.
Capitalized interest for the quarter ended June 30, 2003 was $967.

(1) Weighted average interest rate for variable rate debt are approximate current values.
(2) Interest rate protection agreements cap the total all in interest rate at a range of 7.1% to 7.3%.
    These agreements expire between 2003 and 2004.
(3) One line of credit commitment is $165 million and matures in May 2004. A second line of credit commitment is $30 million and matures in December 2003. Interest on these lines is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 1.10%.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Capitalization - June 30, 2003
(Dollars in thousands, except per share data)

Total debt                                                       $     827,712
                                                                 ==============

Common stock and potentially dilutive securities
   Common stock outstanding                                             21,055
   Limited partnership units (1)                                         2,325
   Options-treasury method                                                 169
                                                                 --------------
Total common stock and potentially dilutive securities                  23,549   shares

Common stock price per share as of June 30, 2003                 $      57.250
                                                                 --------------
Market value of common stock and potentially dilutive securities $   1,348,180

Perpetual preferred units                                        $     210,000   8.723% weighted average pay rate
                                                                 --------------
Total equity capitalization                                      $   1,558,180
                                                                 --------------
Total market capitalization                                      $   2,385,892
                                                                 ==============
Ratio of debt to total market capitalization                              34.7%
                                                                 ==============

(1)Assumes conversion of all outstanding operating partnership interests in the
   Operating Partnership into shares of the Company's common stock.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Property Operating Results - Quarter ended June 30, 2003 and 2002
(Dollars in thousands)
                                                Southern California        Northern California         Pacific Northwest      Other real estate assets(1)         Total
                                            -------------------------  --------------------------  -------------------------  -------------------------  -------------------------
                                              2003     2002   % Change   2003     2002   % Change    2003     2002   % Change   2003     2002   % Change   2003     2002   % Change
                                            -------- -------- -------  -------- -------- --------  -------- -------- -------  -------- -------- -------  -------- -------- -------

Revenues:

  Same property revenues                    $17,538  $16,855     4.1%  $12,841  $13,938     -7.9%  $10,214  $10,567    -3.3%  $  --    $  --      n/a    $40,593  $41,360    -1.9%
  Non same property revenues(2)               9,131    1,163             2,662      505               --       --               2,895      137            14,688    1,805
                                            -------- --------          -------- --------           -------- --------          -------- --------          -------- --------
    Total Revenues                          $26,669  $18,018           $15,503  $14,443            $10,214  $10,567           $ 2,895  $   137           $55,281  $43,165
                                            -------- --------          -------- --------           -------- --------          -------- --------          -------- --------
Property operating expenses:

  Same property operating expenses          $ 5,167  $ 4,954     4.3%  $ 3,695  $ 3,469      6.5%  $ 3,718  $ 3,474     7.0%  $  --    $  --      n/a    $12,580  $11,897     5.7%
  Non same property operating expenses(2)     2,853       28               998       53               --       --               1,523       17             5,374       98
                                            -------- --------          -------- --------           -------- --------          -------- --------          -------- --------
    Total property operating expenses       $ 8,020  $ 4,982           $ 4,693  $ 3,522            $ 3,718  $ 3,474           $ 1,523  $    17           $17,954  $11,995
                                            -------- --------          -------- --------           -------- --------          -------- --------          -------- --------
Net operating income:

  Same property net operating income        $12,371  $11,901     3.9%  $ 9,146  $10,469    -12.6%  $ 6,496  $ 7,093    -8.4%  $  --    $  --      n/a    $28,013  $29,463    -4.9%
  Non same property operating income(2)       6,278    1,135             1,664      452               --       --               1,372      120             9,314    1,707
                                            -------- --------          -------- --------           -------- --------          -------- --------          -------- --------
    Total net operating income              $18,649  $13,036           $10,810  $10,921            $ 6,496  $ 7,093           $ 1,372  $   120           $37,327  $31,170
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========

Same property operating margin                   71%      71%               71%      75%                64%      67%             n/a      n/a                 69%      71%
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========
Same property turnover percentage                59%      60%               63%      72%                68%      62%             n/a      n/a                 63%      64%
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========
Same property concessions                   $   189  $   288           $   172  $   333            $   366  $   368           $  --    $  --             $   727  $   989
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========
Average same property average concessions   $   262  $   394           $   304  $   515            $   489  $   540           $  --    $  --             $   358  $   480
  per turn (In dollars)                     ======== ========          ======== ========           ======== ========          ======== ========          ======== ========
Net operating income percentage of total         50%      42%               29%      35%                17%      23%                4%       0%              100%     100%
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========

Loss to lease(3)                            $ 7,175                    $  (654)                    $  (203)                   $  n/a                     $ 6,319
                                            ========                   ========                    ========                   ========                   ========
  Loss to lease as a percentage                 5.9%                      -1.0%                       -0.4%                      n/a                         3.0%
  of rental income                          ========                   ========                    ========                   ========                   ========

(1) Includes apartment communities located in other geographic areas, other rental properties and commercial properties.
(2) Includes properties which subsequent to March 31, 2002, were either acquired, in a stage of development or redevelopment without stabilized operations.
(3) Loss to lease represents the annualized difference between market rents (without considering the impact of rental concessions)
    and contractual rents. These numbers include the Company's pro-rata interest in unconsolidated properties.

Reconciliation of apartment units at end of period

  Same property consolidated apartment units  4,869    4,869             3,597    3,597              4,402    4,402              --       --              12,868   12,868
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========
  Consolidated Apartment Units                8,143    5,237             4,007    3,737              4,402    4,402               578     --              17,130   13,376
  Down REIT                                   1,360    1,360               170      170                301      301              --       --               1,831    1,831
  Joint Venture                               5,307    3,705               116      116                741      741              --       --               6,164    4,562
  Under Development                             686      689               682      832                  --       --             --       --               1,368    1,521
                                            -------- --------          -------- --------           -------- --------          -------- --------          -------- --------
    Total apartment units at end of period   15,496   10,991             4,975    4,855              5,444    5,444               578     --              26,493   21,290
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========
    Percentage of total                          58%      51%               19%      23%                21%      26%                2%       0%              100%     100%
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========

Average same property financial occupancy      95.9%    94.4%             95.3%    95.1%              95.2%    93.0%              0.0%     0.0%             95.5%    94.3%
                                            ======== ========          ======== ========           ======== ========          ======== ========          ======== ========

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Same Property Revenue by County - Quarters ended June 30, 2003, June 30, 2002 and March 31, 2003
(Dollars in thousands)

                                                     June 30,  June 30,             March 31,
                                             Units     2003      2002   % Change      2003   % Change
                                            ------- --------- --------- --------   --------- --------

Southern California
  Ventura County                               989  $  3,290  $  3,077      6.9%   $  3,264      0.8%
  Los Angeles County                         2,873    10,449    10,077      3.7%     10,359      0.9%
  Orange County                                783     3,189     3,052      4.5%      3,225     -1.1%
  San Diego County                             224       610       649     -6.0%        622     -1.9%
                                            ------- --------- ---------            ---------
    Total Southern California                4,869  $ 17,538  $ 16,855      4.1%   $ 17,470      0.4%
                                            ------- --------- ---------            ---------

Northern California
  San Francisco County                          99  $    350  $    376     -6.9%   $    356     -1.7%
  Santa Clara County                         1,556     5,843     6,566    -11.0%      5,985     -2.4%
  Alameda County                             1,116     3,557     3,695     -3.7%      3,716     -4.3%
  Contra Costa County                          826     3,091     3,301     -6.4%      3,094     -0.1%
                                            ------- --------- ---------            ---------
    Total Northern California                3,597  $ 12,841  $ 13,938     -7.9%   $ 13,151     -2.4%
                                            ------- --------- ---------            ---------

Pacific Northwest
  Seattle                                    3,527  $  8,444  $  8,708     -3.0%   $  8,533     -1.0%
  Portland                                     875     1,770     1,859     -4.8%      1,788     -1.0%
                                            ------- --------- ---------            ---------
    Total Pacific Northwest                  4,402  $ 10,214  $ 10,567     -3.3%   $ 10,321     -1.0%
                                            ------- --------- ---------            ---------

Total same property revenues                12,868  $ 40,593  $ 41,360     -1.9%   $ 40,942     -0.9%
                                            ======= ========= ========= ========   ========= ========

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Development Communities - June 30, 2003
(Dollars in millions)

                                                                                          Total     Estimated
                                                                           Estimated     Incurred   Remaining   Initial    Stabilized     %         %
Project Name                                    Location          Units      Cost         to Date     Cost      Occupancy  Operations   Leased   Occupied
------------------------------------------- -------------------  -------  ------------  ----------  ---------- ----------- ----------- -------- ----------

Development Communities
-------------------------------------------

Direct Development - Consolidated

   The San Marcos (formerly Vista del Mar)  Richmond, CA            312  $       52.3  $     51.4  $      0.9    Jul-02      Sep-03      72%       62%

   Hidden Valley-Parker Ranch(1)            Simi Valley, CA         324          46.0        29.9        16.1    Nov-03      Sep-04      n/a       n/a

   The San Marcos Phase II                  Richmond, CA            120          23.9         7.5        16.4    Jun-04      Oct-04      n/a       n/a
                                                                 ------- ------------- ----------- -----------
     Subtotal - direct development                                  756  $      122.2  $     88.8  $     33.4

Joint Venture Transactions - Unconsolidated(2)

   Kelvin Avenue                            Irvine, CA              132  $       22.4  $      5.7  $     16.7    Aug-04      Mar-05      n/a       n/a

   Chesapeake                               San Diego, CA           230          44.9        22.1        22.8    Apr-04      Dec-04      n/a       n/a

   River Terrace                            Santa Clara, CA         250          56.8        22.0        34.8    May-04      Mar-05      n/a       n/a

                                                                 ------- ------------- ----------- -----------
     Total - development                                          1,368  $      246.3  $    138.6  $    107.7
                                                                 ======= ============= =========== ===========

Stabilized Communities - Second Quarter 2003
-------------------------------------------
   None

(1)The Company acquired bond financing which closed in December 2002. The Company has a 75% interest in this development project.
(2)The Company has a 21.4% interest in development projects owned by the Fund.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Redevelopment Communities - June 30, 2003
(Dollars in thousands)

                                                                 Total    Estimated
                                                    Estimated  Incurred   Remaining  Redevelopment  Restabilized
Project Name                                Units     Cost      to date     Cost         Start       Operations
------------------------------------------ ------- ---------- ---------- ----------  -------------  ---------------

Hillcrest Park - Phase II                    608   $   3,429  $     349  $   3,080      Apr-03           (1)

Rosebeach (2)                                174       3,510      1,411      2,099      Mar-03           (1)
                                           ------- ---------- ---------- ----------
Total                                        782   $   6,939  $   1,760  $   5,179
                                           ======= ========== ========== ==========

Re-stabilized Communities - Second Quarter 2003
------------------------------------------

None

(1)Restabilized operations is defined as the month that the property reaches at least 95% occupancy after completion of the redevelopment project. A component of these redevelopments are upgrades to unit interiors.
   These will be completed in the normal course of unit turnover.
(2)The Company has a 21.4% interest in the asset owned by the Fund.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.
Investments - June 30, 2003                                                                    Debt                          $57.250
                                                                           -------------------------------------    Down    Value of      Essex
(Dollars in thousands)                                   Book    Estimated                     Interest Maturity    REIT    Down REIT    Equity
                                                        Value    Value(1)    Amount    Type      Rate     Date     Units      Unit      Value(2)
---------------------------------------------------------------  --------- -------------------------------------  --------  ---------   ---------
Down REIT's
   Highridge, Rancho Palos Verde, CA                                       $ 19,860    Fixed       6.26% Jun-07
   Anchor Village, Mukilteo, WA                                              10,750  Var/bonds     5.50% Dec-27
   Barkley Apartments, Anaheim, CA                                            5,294    Fixed       6.63% Feb-09
   Brookside Oaks, Sunnyvale, CA                                             14,967    Fixed       7.90% Oct-10
   Capri at Sunny Hills, Fullerton, CA                                       12,336    Fixed       5.37% Aug-07
   Hearthstone, Santa Ana, CA                                                 9,989    Fixed       7.01% Jun-08
   Montejo, Garden Grove, CA                                                  6,161    Fixed       6.98% Feb-11
   Treehouse, Santa Ana, CA                                                   8,294    Fixed       6.98% Feb-11
   Valley Park, Fountain Valley, CA                                          10,508    Fixed       6.98% Feb-11
   Villa Angelina, Placentia, CA                                             14,209    Fixed       6.98% Feb-11
                                                                            --------
                                                      $ 12,588  $ 213,961   112,368                                 1,470  $  84,158   $  17,436

                                                                                                                  Value of   Company
Joint Ventures                                                                                                     Equity   Ownership
   Essex Apartment Value Fund, L.P.                                                                               --------  ---------
     Andover Park, Beaverton, OR                                             12,313    Fixed       6.60% Oct-11
     Vista Del Rey (El Encanto), Tustin, CA                                   7,925    Fixed       6.95% Feb-11
     Rosebeach, La Mirada, CA                                                 8,365    Fixed       7.09% Feb-11
     Hunt Club, Lake Oswego, CA                                              11,595    Fixed       7.05% Feb-11
     The Crest, Pomona, CA                                                   35,574    Fixed       7.99% Jul-05
     Foxborough (Woodland), Orange, CA                                        4,867    Fixed       7.84% Jul-09
     The Arboretum at Lake Forest, Lake Forest, CA                           23,131    Fixed       5.16% Feb-10
     Ocean Villas, Oxnard, CA                                                 9,990    Fixed       5.42% Apr-13
     Villas at Carlsbad, Carlsbad, CA                                           --
     Huntington Villas, Huntington Beach, CA                                 38,470    Fixed       4.64% May-10
     The Villas, San Dimas, CA                                                  --
     The Villas at San Dimas, San Dimas, CA                                  13,007    Fixed       4.67% May-10
     The Villas at Bonita, San Dimas, CA                                      8,275    Fixed       4.67% May-10
     Villa Venetia, Costa Mesa, CA                                           54,000    Fixed       4.58% May-13
     Kelvin Avenue, Irvine, CA (development)                                    --
     Chesapeake, San Diego, CA (development)                                    --
     Rivermark, Santa Clara, CA (development)                                   --

     Line of credit                                                         102,950    Var.   LIBOR+.875 Dec-03
                                                                            --------
                                                        24,736    411,508   330,462                              $ 81,046       21.4%     17,344
   AEW
     The Pointe at Cupertino, Cupertino, CA                                     --
     Tierra Vista, Oxnard, CA                                                37,600    Fixed       5.93% Jun-07
                                                                            --------
                                                         7,199     76,173    37,600                                38,573       20.0%      7,715
   Lend Lease
     Coronado at Newport - North, Newport Beach, CA                          56,465    Fixed       5.30% Dec-12
     Coronado at Newport - South, Newport Beach, CA                          49,720    Fixed       5.30% Dec-12
                                                                            --------
                                                        12,529    153,147   106,185                                46,962       49.9%     23,434
   Other Joint Ventures
     Park Hill Apartments, Issaquah, WA                  5,657     27,751    21,602    Fixed       6.90% Aug-29     6,149       45.0%(3)   5,657

Other                                                    5,933                                                                             5,933
                                                      ---------                                                                        ----------
                                                      $ 68,642                                                                         $  77,519
                                                      =========                                                                        ==========

(1)Estimated value based on estimated 2003 net operating income applying capitalization rates ranging from 7.25% to 7.75% on stabilized multifamily properties.  Other properties, either in development, redevelopment or acquired less than 12 months ago are valued at cost.
(2)Although the Company generally intends to hold these properties for use, the Company equity value assumes liquidation at June 30, 2003.
(3)The Company's 45% ownership interest receives a cumulative preferred return.

See Company's 10-K and 10-Q for additional disclosures

                                                                        ESSEX PROPERTY TRUST, INC.
                                                                        REAL ESTATE INFORMATION
                                                                             30-Jun-03
                                                                                                             Square         Year    Year
   Property Name                          Address                       City               State  Units     Footage       Acquired  Built
   ---------------------------------------------------------------------------------------------------------------------------------------
                                                                        MULTIFAMILY COMMUNITIES
   ---------------------------------------------------------------------------------------------------------------------------------------
                    SAN FRANCISCO BAY AREA
   ---------------------------------------------------------------------
   Santa Clara County
   ---------------------------------------
 1 Pointe at Cupertino, The (Westwood)    19920 Olivewood Street        Cupertino            CA      116       135,288      1998    1963
 1 Carlyle, The                           2909 Nieman Boulevard         San Jose             CA      132       129,216      2000    2000
 1 Waterford, The                         1700 N. First Street          San Jose             CA      238       219,642      2000    2000
 1 Le Parc (Plumtree)                     440 N. Winchester Avenue      Santa Clara          CA      140       113,260      1994    1975
 1 Marina Cove                            3480 Granada Avenue           Santa Clara          CA      292       250,294      1994    1974
   River Terrace                          N.E. corner Montague/Agnew    Santa Clara          CA      250       223,880
 1 Bristol Commons                        732 E. Evelyn Avenue          Sunnyvale            CA      188       142,668      1995    1989
 1 Brookside Oaks                         1651 Belleville Way           Sunnyvale            CA      170       119,980      2000    1973
 1 Oak Pointe                             450 N. Mathilda Avenue        Sunnyvale            CA      390       294,180      1988    1973
 1 Summerhill Park                        972 Corte Madera Avenue       Sunnyvale            CA      100        78,584      1988    1988
 1 Windsor Ridge                          825 E. Evelyn Avenue          Sunnyvale            CA      216       161,892      1989    1989
                                                                                           ----------------------------
                                                                                               8%  1,982     1,645,004
   Alameda County
   ---------------------------------------
 1 Stevenson Place (The Apple)            4141 Stevenson Blvd.          Fremont              CA      200       146,296      1983    1971
 1 Treetops                               40001 Fremont Blvd.           Fremont              CA      172       131,270      1996    1978
 1 Wimbeldon Woods                        25200 Carlos Bee Blvd.        Hayward              CA      560       462,400      1998    1975
 1 Summerhill Commons                     36826 Cherry Street           Newark               CA      184       139,012      1987    1987
 1 Essex at Lake Merritt, The             108-116 17th Street           Oakland              CA      270       258,967      2003    2003
                                                                                           ----------------------------
                                                                                               5%  1,386     1,137,945
   Contra Costa County
   ---------------------------------------
   San Marcos (Vista del Mar)             Hilltop Drive at Richmond PkwyRichmond             CA      312       292,716
   San Marcos (Vista del Mar) - Phase II  Hilltop Drive at Richmond PkwyRichmond             CA      120       114,930
 1 Bel Air (The Shores)                   2000 Shoreline Drive          San Ramon            CA      462       391,136      1995    1988  114 units 2000
 1 Eastridge Apartments                   235 East Ridge Drive          San Ramon            CA      188       174,104      1996    1988
 1 Foothill Gardens                       1110 Harness Drive            San Ramon            CA      132       155,100      1997    1985
 1 Twin Creeks                            2711-2731 Morgan Drive        San Ramon            CA       44        51,700      1997    1985
                                                                                           ----------------------------
                                                                                               4%    946       886,970
   San Francisco County
   ---------------------------------------
 1 Mt. Sutro Terrace Apartments           480 Warren Drive              San Francisco,CA       0%     99        64,095      1999    1973
   ---------------------------------------                                                 ----------------------------
20 Total San Francisco Bay Area                                                            17%  4,413     3,734,014

                       SOUTHERN CALIFORNIA
   ---------------------------------------------------------------------
   Los Angeles County
   ---------------------------------------
 1 Hampton Court (Columbus)               1136 N. Columbus Avenue       Glendale             CA       83        71,573      1999    1974
 1 Hampton Place (Loraine)                245 W. Loraine Street         Glendale             CA      132       141,591      1999    1970
 1 Rosebeach                              16124 E. Rosecrans Ave.       La Mirada            CA      174       172,202      2000    1970
 1 Marbrisa                               1809 Termino Ave.             Long Beach           CA      202       122,870      2002    1987
 1 Pathways                               5945 E. Pacific Coast Hwy.    Long Beach           CA      296       197,720      1991    1975
 1 Bunker Hill                            222 and 234 S. Figueroa St.   Los Angeles          CA      456       346,672      1998    1968
 1 City Heights                           209 S. Westmoreland           Los Angeles          CA      687       424,170      2000    1968
 1 Cochran Apartments                     612 South Cochran             Los Angeles          CA       58        51,468      1998    1989
 1 Kings Road                             733 North Kings Road          Los Angeles          CA      196       132,112      1997    1979
 1 Park Place                             400 S. Detroit Street         Los Angeles          CA       60        48,000      1997    1988
 1 Windsor Court                          401 S. Detroit Street         Los Angeles          CA       58        46,600      1997    1988
 1 Mirabella (Marina View)                13701 Marina Point Drive      Marina Del Rey       CA      188       176,860      2000    2000
 1 Hillcrest Park (Mirabella)             1800 West Hillcrest Drive     Newbury Park         CA      608       521,968      1998    1973
 1 Monterra del Mar (Windsor Terrace)     280 E. Del Mar Boulevard      Pasadena             CA      123        74,475      1997    1972
 1 Monterra del Rey (Glenbrook)           350 Madison                   Pasadena             CA       84        73,101      1999    1972
 1 Monterra del Sol (Euclid)              280 South Euclid              Pasadena             CA       85        69,295      1999    1972
 1 Crest, The                             400 Appian Way                Pomona               CA      501       498,036      2000    1986
 1 Highridge                              28125 Peacock Ridge Drive     Rancho Palos Verde   CA      255       290,250      1997    1972
 1 Villas    at San Dimas Canyon          325 S.    San Dimas Canyon Rd.San Dimas            CA      156       144,669      2003    1981
 1 Villas at Bonita                       477 E. Bonita Ave.            San Dimas            CA      102        94,200      2003    1981
 1 Villas, The                            930 San Dimas Ave.            San Dimas            CA       30        27,752      2003    1981
 1 Avondale at Warner Center              22222 Victory Blvd.           Woodland Hills       CA      446       331,072      1999    1970
                                                                                           ----------------------------
                                                                                              20%  4,980     4,056,656
   Ventura County
   ---------------------------------------
 1 Camarillo Oaks                         921 Paseo Camarillo           Camarillo            CA      564       459,072      1996    1985
 1 Mariner's Place                        711 South B Street            Oxnard               CA      105        77,254      2000    1987
 1 Ocean Villa                            4202-4601 Dallas Drive        Oxnard               CA      119       108,900      2002    1974
 1 Tierra Vista                           Rice and Gonzales             Oxnard               CA      404       387,144      2001    2001
 1 Village Apartments                     1040 Kelp Lane                Oxnard               CA      122       122,120      1997    1974
 1 Meadowood                              1733 Cochran Street           Simi Valley          CA      320       264,568      1996    1986
   Parker Ranch                           Los Angeles and Stearns       Simi Valley          CA      324       310,938
 1 Villa Scandia                          1021 Scandia Avenue           Ventura              CA      118        71,160      1997    1971
                                                                                           ----------------------------
                                                                                               7%  1,752     1,490,218
   Orange County
   ---------------------------------------
 1 Barkley Apartments                     2400 E. Lincoln Ave.          Anahiem              CA      161       139,835      2000    1984
 1 Vista Pointe                           175-225 S. Rio Vista          Anahiem              CA      286       242,410      1985    1968
 1 Villa    Venetia                       2775 Mesa Verde Drive East    Costa Mesa           CA      468       405,800      2003    1972
 1 Valley Park Apartments                 17300 Euclid Ave.             Fountain Valley      CA      160       169,788      2001    1969
 1 Capri at Sunny Hills                   2341 Daphne Place             Fullerton            CA      100       128,100      2001    1961
 1 Wilshire Promenade                     141 West Wilshire Avenue      Fullerton            CA      149       128,130 (1)  1997    1992
 1 Montejo Apartments                     12911 Dale St.                Garden Grove         CA      124       103,280      2001    1974
 1 Huntington Breakers                    21270 Beach Boulevard         Huntington Beach     CA      342       241,763      1997    1984
 1 Huntington Villas                      16761 Viewpoint Lane          Huntington Beach     CA      400       352,872      2003    1972
   Irvine development                     2552 Kelvin Ave.              Irvine               CA      132       122,456
 1 Hillsborough Park                      1501 South Beach Boulevard    La Habra             CA      235       215,510      1999    1999
 1 Arboretum at Lake Forest               22700 Lake Forest Drive       Lake Forest          CA      225       215,319      2002    1970
 1 Trabuco Villas                         25362 Mosswood Way            Lake Forest          CA      132       131,032      1997    1985
 1 Coronado At Newport-North              880 Irvine Avenue             Newport Beach        CA      732       459,677      1999    1968
 1 Coronado At Newport-South              1700 16th Street              Newport Beach        CA      715       498,716      1999    1969
 1 Fairways Apartments                    2 Pine Valley Lane            Newport Beach        CA       74       107,160      1999    1972
 1 Woodland Apartments                    501 East Katella Ave.         Orange               CA       90       108,000      2000    1969
 1 Villa Angelina                         201 E. Chapman Ave.           Placentia            CA      256       217,600      2001    1970
 1 Hearthstone Apartments                 2301 E. Santa Clara Ave.      Santa Ana            CA      140       154,820      2001    1970
 1 Treehouse Apartments                   2601 N. Grand Ave.            Santa Ana            CA      164       135,762      2001    1970
 1 El Encanto                             1151 Walnut Ave.              Tustin               CA      116        92,760      2000    1969
                                                                                           ----------------------------
                                                                                              20%  5,069     4,248,334
   San Diego County
   ---------------------------------------
 1 Alpine Country                         2660 Alpine Blvd.             Alpine               CA      108        81,900      2002    1986
 1 Alpine Village                         2055 Arnold Way               Alpine               CA      306       254,424      2002    1971
 1 Bonita Cedars                          5155 Cedarwood Rd.            Bonita               CA      120       120,824      2002    1983
 1 Villas at Carlsbad                     2600 Kremeyer Circle          Carlsbad             CA      102        72,960      2002    1965
 1 Cambridge                              660 F. St.                    Chula Vista          CA       40        22,140      2002    1965
 1 Woodlawn Colonial                      245-255 Woodlawn Ave.         Chula Vista          CA      159       104,583      2002    1974
 1 Mesa Village                           5265 Clairemont Mesa Blvd.    Clairemont           CA      133        43,696      2002    1963
 1 Casa Tierra                            355 Orlando St.               El Cajon             CA       40        28,730      2002    1972
 1 Coral Gardens                          425 East Bradley              El Cajon             CA      200       182,000      2002    1976
 1 Tierra del Sol/Norte                   989 Peach Ave.                El Cajon             CA      156       117,000      2002    1969
 1 Grand Regacy                           2050 E. Grand Ave.            Escondido            CA       60        42,432      2002    1967
 1 Mira Woods Villa                       10360 Maya Linda Rd.          Mira Mesa            CA      355       262,630      2002    1982
 1 Country Villas                         283 Douglas Drive             Oceanside            CA      180       179,764      2002    1976
 1 Bluffs II, The                         6466 Friars Road              San Diego            CA      224       126,744      1997    1974
   Chesapeake                             Front at Beech St.            San Diego            CA      230       147,480
 1 Emerald Palms                          2271 Palm Ave.                San Diego            CA      152       133,000      2002    1986
 1 Summit Park                            8563 Lake Murray Blvd.        San Diego            CA      300       229,400      2002    1972
 1 Vista Capri - East                     4666 63rd St.                 San Diego            CA       26        16,890      2002    1967
 1 Vista Capri - North                    3277 Berger Ave.              San Diego            CA      106        51,840      2002    1975
 1 Carlton Heights                        9705 Carlton Hills Blvd.      Santee               CA       70        48,440      2002    1979
 1 Shadow Point                           9830 Dale Ave.                Spring Valley        CA      172       131,260      2002    1983
                                                                                           ----------------------------
                                                                                              12%  3,009     2,250,657
   ---------------------------------------                                                 ----------------------------
69 Total Southern California                                                               59% 14,810    12,045,865

              SEATTLE METROPOLITAN AREATotal Seattle Metropolitan Area                                                         16%  4,073     3,397,634

            PORTLAND METROPOLITAN AREA
   ---------------------------------------------------------------------
 1 Andover Park                           15282 SW Teal Blvd.           Beaverton            OR      240       227,804      2001    1992
 1 Jackson School Village                 300 NE Autumn Rose Way        Hillsboro            OR      200       196,896      1996    1996
 1 Landmark Apartments                    3120 NW John Olsen Ave.       Hillsboro            OR      285       282,934      1996    1990
 1 Hunt Club                              6001 SW Bonita Road           Lake Oswego          OR      256       198,056      2000    1985
 1 Meadows @ Cascade Park                 314 SE 19th Street            Vancouver            WA      198       199,377      1997    1989
 1 Village @ Cascade Park                 501 SE 123rd Avenue           Vancouver            WA      192       178,144      1997    1989
   ---------------------------------------                                                 ----------------------------
 6 Total Portland Metropolitan Area                                                         5%  1,371     1,283,211

                           OTHER AREAS
   ---------------------------------------------------------------------
 1 Devonshire Apartments                  2770 West Devonshire Ave.     Hemet                CA      276       207,220      2002    1988
 1 St. Cloud Apartments                   6525 Hilcroft                 Houston              TX      302       306,869      2002    1968
                                                                                           ----------------------------
 2                                                                                          2%    578       514,089
                                                                                                 ----------------------
   118                                    Multifamily Properties                                  25,245    20,974,813      1998    1980
   6                                      Multifamily Properties Under Construction                1,368     1,212,400
                                                                                             ======================
   Avg. square footage                                 831
   Avg. units per property                             214
   Avg. age of property                                 22

   (1) Also has 11,836 square feet of commercial/retail space.
   (2) Also has 9,512 square feet of commercial space.

               OTHER REAL ESTATE ASSETS
   ---------------------------------------------------------------------
   Manufactured Housing Communities
   ---------------------------------------
   Green Valley                           2130 Sunset Dr.               Vista                CA      157 pads               2002    1973
   Riviera                                2038 Palm St.                 Las Vegas            NV      450 pads               2002    1969
   Recreational Vehicle Parks
   ---------------------------------------
   Circle RV                              1835 E. Main St.              El Cajon             CA      179 spaces             2002    1977
   Vacationer                             1581 E. Main St.              El Cajon             CA      159 spaces             2002    1973
   Diamond Valley                         344 N. State St.              Hemet                CA      224 spaces             2002    1974
   Golden Village                         3600 W. Florida Ave.          Hemet                CA     1019 spaces             2002    1972
   Riviera RV                             2200 Palm St.                 Las Vegas            NV      136 spaces             2002    1969
   Office Buildings
   ---------------------------------------
   Essex Corporate Headquarter Bldg.      925 E. Meadow Dr.             Palo Alto            CA                 17,400      1997    1988
   Valley Financial Office Building       2399 Camino Del Rio South     San Diego            CA                  5,200      2002    1978
   Moore Street Office Building           3205 Moore St.                San Diego            CA                  2,000      2002    1957
   Essex Southern Cal. Office Building    22110-22120 Clarendon St.     Woodland Hills       CA                 38,940      2001    1982

New Residential Supply: Permits as % of Current Stock
12 Month Permit Period:  June  2002 through June 2003 (inclusive)

                  Single Family Data                                            Multi-Family Data                        All Residential Data
-----------------------------------------------------------------------------   -----------------------------------    ---------------------------------
                    Median SF     2002 SF     SF Stock    SF Permits   % of      MF Stock    MF Permits     % of          Total Residential      % of
      Market      Price (2002) Affordability    2000    Last 12 Months Stock        2000    Last 12 months  Stock       Permits Last 12 months   Stock
=============================================================================   ===================================    =================================
Boston              $395,900        69%      1,530,000      4,504      0.3%       670,800       1,500       0.2%                6,004            0.3%
New York PMSA       $310,000        70%       760,000       2,648      0.3%      2,920,000      11,093      0.4%                13,741           0.4%
Nassau-Suffolk      $312,900       112%       740,000       3,686      0.5%       240,000        745        0.3%                4,431            0.5%
Philadelphia        $146,100       175%      1,532,000      12,539     0.8%       515,100       2,554       0.5%                15,093           0.7%
Chicago             $220,900       121%      1,700,000      29,910     1.8%      1,404,900      9,131       0.6%                39,041           1.3%
Miami/Ft. Lauderda  $192,700        98%       717,000       10,623     1.5%       876,000       11,530      1.3%                22,153           1.4%
Austin              $156,500       153%       326,000       7,424      2.3%       169,900       2,733       1.6%                10,157           2.0%
Minneapolis         $185,000       103%       818,000       18,326     2.2%       351,800       6,209       1.8%                24,535           2.1%
Denver              $228,100       113%       582,000       13,237     2.3%       274,900       5,054       1.8%                18,291           2.1%
Wash. D.C. PMSA     $250,200       117%      1,299,000      31,969     2.5%       644,300       11,546      1.8%                43,515           2.2%
Dallas-Ft. Worth    $135,700       174%      1,381,000      39,070     2.8%       650,000       12,399      1.9%                51,469           2.5%
Houston             $132,800       170%      1,027,000      31,785     3.1%       547,700       16,021      2.9%                47,806           3.0%
Phoenix             $143,300       157%       970,000       41,891     4.3%       360,500       6,648       1.8%                48,539           3.6%
Orlando             $136,000       152%       482,000       19,580     4.1%       201,500       5,999       3.0%                25,579           3.7%
Atlanta             $146,500       178%      1,122,000      49,760     4.4%       467,800       10,972      2.3%                60,732           3.8%
Las Vegas           $159,800       132%       440,000       27,923     6.3%       215,700       6,953       3.2%                34,876           5.3%
                  -----------------------------------------------------------   -----------------------------------    ---------------------------------
Totals              $209,616       132%      15,426,000    344,875     2.2%      10,510,900    121,087      1.2%               465,962           1.8%
                  ===========================================================   ===================================    =================================
Seattle             $254,000       100%       656,000       10,914     1.7%       354,487       4,625       1.3%                15,539           1.5%
Portland            $180,400       134%       561,000       10,394     1.9%       225,335       4,130       1.8%                14,524           1.8%

San Francisco       $511,100        68%       368,000       1,352      0.4%       344,000       2,011       0.6%                3,363            0.5%
Oakland             $412,100        73%       625,000       6,731      1.1%       270,000       2,728       1.0%                9,459            1.1%
San Jose            $504,400        78%       388,000       2,555      0.7%       192,000       3,368       1.8%                5,923            1.0%

Los Angeles         $280,900        89%      1,877,000      9,347      0.5%      1,392,963      9,449       0.7%                18,796           0.6%
Ventura             $341,700        89%       199,000       2,478      1.2%        53,295        904        1.7%                3,382            1.3%
Orange              $415,300        72%       628,000       6,266      1.0%       340,800       4,560       1.3%                10,826           1.1%
San Diego           $356,300        71%       664,000       8,689      1.3%       375,664       5,606       1.5%                14,295           1.4%

PNW                 $220,073       116%      1,217,000      21,308     1.8%       579,822       8,755       1.5%                30,063           1.7%

No Cal              $464,413        73%      1,381,000      10,638     0.8%       806,000       8,107       1.0%                18,745           0.9%

So Cal              $324,418        82%      3,368,000      26,780     0.8%      2,162,722      20,519      0.9%                47,299           0.9%

               -----------------------------------------------------------   -----------------------------------    ---------------------------------
ESSEX               $335,538        87%      5,966,000      58,726     1.0%      3,548,543      37,381      1.1%                96,107           1.0%
                  ===========================================================   ===================================    =================================

Permits:  Single Family equals 1 Unit, Multi-Family equals 5 or More Units
Sources:  SF Prices - National Association of Realtors,Rosen Consulting Group :  Permits, Total Residential Stock - U.S. Census
Median Home Prices - National Association of Realtors; DataQuick, Mortgage Rates - Freddie Mac, Median Household Incomes - US Census; BEA; Essex
Single Family - Multi-Family Breakdown of Total Resdiences, Rosen Consulting Group, US Census, EASI, Essex
*Single Family Affordability - Equals the ratio of the actual Median Household Income to the Income required to purchase the Median Priced Home.
The required Income is defined such that the Mortgage Payment is 35% of said Income, assuming a 10% Down Payment and a 30-year fixed mortgage rate.
Median Household Income is estimated from US Census 2000 data and Income Growth from BEA and Popultation Growth from the US Census.

-------------------------------------------------------------------------------------------------
Essex Markets Forecast July 2003: Residential Supply and Job Growth Estimates/Performance
=================================================================================================

                        Residential Supply*                     Job Forecast/Performance**
         ----------------------------------------------  ------------------------------------
Market         New MF      % of        New SF      % of      Est.New Jobs    %     Deviation from
               Supply   Total Stock    Supply   Total Stock    Dec-Dec     Growth  Estimate Growth
             ==============================================  ====================================
Seattle         3,000      0.8%         7,900      1.2%         6,000       0.4%    Ahead 1,900
Portland        1,300      0.6%        10,000      1.9%        (5,000)     -0.5%    Behind 8,000

San Francisco   1,700      0.5%         1,000      0.3%         4,800       0.5%    Behind 2,300
Oakland         1,700      0.6%         6,400      1.1%         7,000       0.7%    Behind 6,100
San Jose        2,400      1.2%         1,700      0.4%        (12,000)    -1.0%    Behind 4,500

Ventura          350       0.7%         2,400      1.2%           0         0.0%    Behind 5,100
Los Angeles     7,700      0.5%         8,000      0.4%         29,000      0.7%    Behind 2,900
Orange          3,200      0.9%         6,500      1.0%         14,200      1.0%    Behind 9,400
San Diego       4,700      1.2%         8,300      1.3%         13,750      1.1%    Behind 3,800

All data is an Essex Forecast

* New Residential Supply: represents Essex's internal estimate of actual deliveries during the year, which are related to but can differ from the 12 Month trailing Permit Levels reported on Appendix A.

** Job Forecast/Performance refers to the difference between Total Non-Farm Industry Employment (not Seasonally Adjusted) projected through December 2003 over the comparable actual figures for December 2002. The first column represents the current Essex forecast of the increase in Total Non-Farm Industry Employment. The second column represents these forecasted new jobs as a percent of the December 2002 base. For each market, a month-to-month growth path from January to December is constructed to track actual growth verses forecast growth. The third column represents the deviation of actual jobs from their forecast level as of June 2003.